Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2016, with respect to the combined financial statements of the Information Systems & Global Solutions business of Lockheed Martin Corporation, included in Amendment No. 2 to the Registration Statement (Form S-4 and Form S-1 No. 333-210797) and related Prospectus of Abacus Innovations Corporation.

/s/ Ernst & Young LLP

McLean, Virginia

June 23, 2016